Exhibit 10.25

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of September 1, 2018 (the “Effective Date”), by and between Haynes International, Inc. (the “Company”), a Delaware corporation, and Michael L. Shor (the “Executive”).

PRELIMINARY STATEMENTS

WHEREAS, the Executive has been serving as interim President and Chief Executive Officer of the Company pursuant to an Interim Executive Employment Agreement between the Company and the Executive dated June 1, 2018 (the “Interim Agreement”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to appoint the Executive as the President and Chief Executive Officer of the Company and so appointed him, pursuant to and in accordance with the Amended and Restated Bylaws of the Company, as of the Effective Date; and

WHEREAS, the Company and the Executive desire to terminate the Interim Agreement as of the Effective Date and to have the terms and conditions of the Executive’s employment governed by this Agreement thereafter;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.        Employment.

(a)        Offer and Acceptance. During the Employment Term (as defined in Section 1(c) below), the Company agrees to employ the Executive in the position of President and Chief Executive Officer of the Company upon the terms and subject to the conditions set forth herein, and the Executive accepts employment with the Company on such terms and conditions.

(b)         Duties. The Executive’s duties shall include those duties that are consistent with his position as President and Chief Executive Officer of the Company as well as those reasonably assigned to him from time to time, in good faith, by the Board.    The Executive shall (i) devote his working hours, on a full-time basis, to his duties under this Agreement; (ii)      faithfully, industriously and loyally serve the Company; (iii) comply in all material respects with the lawful and reasonable directions and instructions given to him by the Board; (iv) use his reasonable best efforts to promote and serve the interests of the Company; and (v) assist the Board with succession planning. The Executive shall comply in all material respects with all applicable laws, rules and regulations relating to the performance of the Executive’s duties and responsibilities hereunder. The Executive agrees to serve, if elected, as (i) a member of the Board and on any of the boards of directors or similar governing bodies of any subsidiary or affiliate of the Company, and (ii) as an officer of any subsidiary or affiliate of the Company, without any additional compensation while he is employed by the Company.  Upon   termination

of the Executive's employment by the Company for any reason, the Executive agrees to resign, co-terminously with the termination of his employment with the Company, from the Board and any other position as a member of the board of directors or other governing body or as an officer of any such subsidiary or affiliate of the Company. Termination of employment shall constitute immediate notice of resignation to the Board without any further action required by the Executive, and such notice and resignation may not be altered, delayed or revoked without the approval of the Board.

(c)        Employment Term. The Executive's employment by the Company under this Agreement shall commence on the Effective Date and shall  continue  thereafter  and  shall  terminate as of the close of business on September 30, 2020 (the "Initial Employment Term"); provided, however, commencing on October 1, 2020 and on  each  anniversary  thereafter,  the  Initial Employment Term shall automatically be extended for  an  additional  one-year  period  unless either the Board or the Executive gives written notice to the other at least 90 days prior to such anniversary that the term of the Agreement shall not be extended. The Executive's employment by the Company shall be subject to termination at any time during the Employment Term as provided in subsection (e) of this Section 1. As used herein, the term "Employment Term" shall mean the actual period of time during which the Executive is employed by the Company under the terms and conditions of this Agreement.

(d)       Compensation and Benefits. During the Employment Term, the Company shall pay and provide the following compensation and other benefits to the Executive as full compensation for all services rendered by the Executive as an employee of the Company under the terms and conditions of this Agreement. All payments made to the Executive hereunder shall be subject to appropriate payroll deductions and other withholdings required by law.

(i)        Annual Salary. During the Employment Term, the Company shall pay to the Executive, in accordance with the then prevailing payroll practices of the Company, a base salary at the annual rate of $560,000 per year, such salary, together with any subsequent increases or decreases as directed by the Board from time to time, being hereinafter referred to as the "Annual Salary".

(ii)       Bonuses/Incentives.

(A)       Interim Agreement Bonus: To the extent earned in accordance with the terms and conditions of the Company's 2018 Management Incentive Plan as modified by Section 3.b of the Interim Agreement, the Executive shall be entitled to be paid the bonus set forth in Section 3.b of the Interim Agreement in accordance with the terms thereof.

(B)       Annual Bonus. During the Employment Term beginning with the first fiscal year of the Company commencing on or after the Effective Date, the Executive shall be eligible to receive an annual bonus based upon the achievement by the Company of specific performance requirements measured over the Company's fiscal year (currently the twelve-month period ending September 30) which shall be determined by the Compensation Committee of the Board (the "Committee") in its sole

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and absolute discretion (the "Bonus").  The  target  amount  for  the  Bonus shall be 80% of the Annual Salary, as in effect as of the last day of the Company's fiscal year to which the Bonus relates (the "Target Bonus"); provided, however, the Executive shall be eligible to receive  a  minimum Bonus in an amount equal to 40% of such Annual Salary if  applicable threshold  performance  requirements  are achieved  and  a  maximum  Bonus in an amount equal to 120% of  such  Annual  Salary  if  maximum performance  requirements  are achieved  or  exceeded.  The Bonus, if any, for each  year during the Employment  Term shall  be paid to the Executive   by the Company in a single sum payment on the first regular payroll date following the filing of the  Company's  Annual  Report  on  Form  10-K  for such fiscal year, to the extent the Company is obligated to file such report, . but in no event later than the 15th day of the third month following the end   of the Company's fiscal year.

(C)       Equity Incentive. The equity awards granted to the Executive pursuant to the Interim Agreement shall continue to be outstanding pursuant to the award agreements applicable thereto and shall not be affected by this Agreement, it being understood and agreed that no acceleration of such awards shall be precipitated by the entry into this Agreement by the Executive and the Company. The Board will review and consider additional equity incentive awards annually during the Employment Term, beginning with the first fiscal year of the Company commencing on or after the Effective Date, and the Executive may be granted equity awards under the Company's equity incentive plans in the sole and absolute discretion of the Board. Each such grant of equity awards under this Section l(d)(ii)(C) shall vest at the rate determined by the Board or the Committee and shall be subject to the terms and conditions of the equity incentive plan and such other terms and conditions as shall be determined by the Board or the Committee and set forth in the related award agreements.

(D)       Clawback Policy. The Executive acknowledges and agrees that he is a "Covered Executive" as defined in the Company's Clawback Policy and that all of the incentive compensation payable pursuant to this Agreement shall be subject to recoupment in the circumstances and pursuant to the provisions set forth in the Clawback Policy, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time, or in any similar policy hereafter adopted by the Board. The Executive agrees to abide by the terms of the Clawback Policy and any similar policy hereafter adopted by the Board. The Executive further agrees that any right of recoupment under the Clawback Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy or provision in any employment agreement, equity award agreement or similar agreement and any other legal remedies available to the Company.

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(iii)       Benefits. During the Employment Term, the Executive shall be eligible to participate in all employee health and welfare benefit plans in which senior executives of the Company are entitled to participate, but participation shall be subject to all of the terms and conditions of such plans applicable to all such senior executives, including all waiting periods, eligibility requirements, contributions, exclusions and other similar conditions or limitations. The Company shall use reasonable efforts to secure term life insurance coverage for the Executive in an amount not less than four times Annual Salary, subject to the Executive's submission to and satisfaction of any required medical exams or disclosures required by the applicable insurer and the terms and conditions of the applicable insurance policy.

(iv)      Expenses. During the Employment Term, the Company shall reimburse the Executive, in accordance with the then prevailing reimbursement practices of the Company, for all reasonable and customary business expenses incurred by the Executive in connection with his employment by the Company, provided, that the Executive complies with the standard reporting and reimbursement policies as may be established by the Company from time to time. On an annual basis, the Audit Committee of the Board will receive a summary of such expenses incurred during the prior fiscal year from the Company's chief financial officer.

(v)        Vacation. During the Employment Term, the Executive shall be entitled to four weeks of vacation, measured on a calendar year basis. The weeks of vacation entitlement in the preceding sentence shall be pro-rated for any partial calendar years during the Employment Term. The Executive shall schedule vacation periods at reasonable times in accordance with the Company's vacation policy for senior executives and shall notify the Board of such vacations. The Executive shall accrue and receive full compensation and benefits during his vacation periods. Unused vacation leave time shall be forfeited and shall not entitle the Executive to any additional compensation and may not be carried over to a subsequent calendar year.

(vi)      Travel and Relocation Expenses. The Company shall reimburse Executive for reasonable travel-related expenses incurred by Executive up to and including December 31, 2018 in commuting to and from Kokomo, Indiana and for expenses incurred by Executive through December 31, 2018 for housing while in Kokomo, Indiana. In addition, the Company shall reimburse the Executive for the following costs, to the extent incurred by the Executive, resulting from his relocation to the Kokomo, Indiana area: (i) actual and reasonable costs incurred in moving personal belongings, and (ii) reasonable and customary real estate commissions incurred in the sale of his property in New Jersey.

(e)        Termination of Employment.    Subject to the terms of Section l(f) below, the Executive's employment by the Company may be terminated as follows:

(i)        Termination upon the Expiration of the Employment Term. Provided that the written notice of non-renewal is timely provided pursuant to Section l(c), the

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Executive's employment shall terminate upon the expiration of the Employment Term unless terminated earlier pursuant to this Section I(e). In the event that the Executive's employment terminates upon the expiration of the Employment Term, then the Executive shall be entitled to receive the compensation and benefits set forth in Section 1(f)(i).

(ii)       Termination for Cause. The Company may immediately terminate, at any time, the Executive's employment by the Company for "Cause". A termination for "Cause" means a termination by reason of the Board's good faith determination that the Executive (i) continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's medically documented incapacity due to physical or mental illness) including, without limitation, repeated refusal to follow the reasonable directions of the Board, knowing violation of the law in the course of performance of the Executive's duties with the Company, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company's premises during regular business hours, (ii) engaged in conduct which constituted a material breach of Section 2 or Section 3 of this Agreement, (iii) was indicted (or equivalent under applicable law), convicted of, or entered a plea of nolo contendere to the commission of a felony or a crime involving dishonesty or moral turpitude, (iv) engaged in conduct which is demonstrably and materially injurious to the financial condition, business reputation, or otherwise of the Company or its subsidiaries or affiliates, or (v) perpetuated a fraud or embezzlement against the Company or its subsidiaries or affiliates, and in each case the particular act or omission was not cured, if curable, in all material respects by the Executive within 15 days after receipt of written notice from the Board, which notice shall set forth in reasonable detail the nature of the facts and circumstances which constitute Cause. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board. If the Company has reasonable belief that the Executive has committed any of the acts described above, it may suspend the Executive (with or without pay) while it investigates whether it has or could have Cause to terminate the Executive. The Company may terminate the Executive for Cause prior to the completion of its investigation; provided, that, if it is ultimately determined that the Executive has not committed an act which would constitute Cause, the Executive shall be treated as if he were terminated without Cause.

(iii)      Termination Without Cause. The Company, may, at any time, terminate the Executive's employment without Cause by providing prior written notice thereof to the Executive.

(iv)      Resignation for Good Reason. The Executive may terminate his employment by the Company for Good Reason (as defined below) by providing written notice thereof to the Company (the "Resignation Notice") at least 45 days prior to the effective date of the resignation, which notice shall set forth in reasonable detail the nature of the facts and circumstances which constitute Good

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Reason, and the Company shall have 30 days after receipt of the Resignation Notice to cure in all material respects the facts and circumstances which constitute Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, during the Employment Term, of any of the following actions or failures to act, but in each case only if it is not consented to by the Executive in writing: (a) a material adverse change in the Executive's duties, reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change; (b) a material reduction by the Company in the Executive's Annual Salary or annual bonus opportunity in effect immediately prior to the effective date of such reduction, not including any reduction resulting from changes in the market value of securities or other instruments paid or payable to the Executive; or (c) any change of more than 50 miles in the location of the principal place of employment of the Executive immediately prior to the effective date of such change. For purposes of this definition, (x) none of the actions described in clauses (a) and (b) above shall constitute Good Reason with respect to the Executive if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within 30 days after receipt of written notice thereof given by the Executive (or, if the matter is not capable of remedy within 30 days, then within a reasonable period of time following such 30-day period, provided that the Company has commenced such remedy within said 30-day period) and (y) Good Reason shall cease to exist for any action described in clauses (a) and (b) above on the 60th day following the later of the occurrence of such action or the Executive's knowledge thereof, unless the Executive has given the Company written notice thereof prior to such date.

(v)        Resignation Without Good Reason. The Executive may, at any time, terminate the Executive's employment by the Company without Good Reason by providing 30 days' prior written notice thereof to the Company.

(vi)       Death or Disability. The Executive's employment shall terminate immediately upon the Executive's death or Disability (as defined below). For purposes of this Agreement, "Disability" means the Executive is totally and permanently disabled within the meaning of the Company's long-term disability plan or policy under which the Executive is a participant or, if no such plan or policy is in existence, based on a determination in good faith by the Board upon consultation with a medical expert.

(vii)     Notwithstanding any provision herein to the contrary, no termination of employment with the Company shall be deemed to occur unless and until the Executive has incurred separation from service from the Company within the meaning of Code Section 409A(a)(2)(A)(i).

(f)        Effect of Termination. The following provisions shall apply in the event of the Executive's termination of employment.

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(i)        Termination upon the Expiration of the Employment Term. Upon the termination of the Executive's employment pursuant to Section l(e)(i), the Executive will be entitled to (A) payment of that portion of the Executive's then effective Annual Salary which has been earned but not yet paid through and including the last day of the Executive's employment (which coincides with his "separation from service" within the meaning of Code Section 409A) (the "Termination Date"); (B) payment of any Bonus earned by the Executive under the terms and conditions of this Agreement prior to the Termination Date that remains unpaid; (C) reimbursement of any reimbursable business expenses under Section l(d)(iv), which were incurred by the Executive through and including the Termination Date; and (D) continuation of benefits to which the Executive is entitled under Section l(d)(iii) through and including the Termination Date (collectively, the "Accrued Benefits").

(ii)       Termination for Cause or Resignation Without Good Reason. Upon the Company's termination of the Executive's employment for Cause pursuant to Section l(e)(ii) or the Executive's resignation without Good Reason pursuant to Section l(e)(v), Executive will be entitled solely to the Accrued Benefits as of such termination date.

(iii)      Termination Without Cause or Resignation for Good Reason Prior to or More Than 24 Months After a Change in Control.

(A)       Except as provided in Section l(O(iv), below, upon the termination of the Executive's employment prior to or more than 24 months after a Change in Control (as defined below) (i) by the Company without Cause pursuant to Section l(e)(iii) or (ii) resulting from the Executive's resignation for Good Reason pursuant to Section l(e)(iv), the Executive shall be entitled to receive (x) the Accrued Benefits, (y) the continuation of the Executive's Annual Salary as in effect immediately prior to such Termination Date through the end of the then current Employment Term (without any further extensions) ("Severance Benefit"), payable in accordance with the then prevailing payroll practices of the Company; provided, however, that (I) any amounts of the Severance Benefit otherwise payable after the Termination Date and prior to the Release Effective Date shall be made as soon as administratively feasible after the Release Effective Date, and (II) if the Executive's Termination Date occurs during the last fifty-nine (59) days of a calendar year, payments of such Severance Benefit shall be made during the calendar year following the year in which the Executive's Termination Date occurs, and (z) provided that the Executive is not entitled to a Bonus for the same period or fiscal year as part of his Accrued Benefits, a pro-rated portion (equal to a fraction, the numerator of which being the number of whole months in which the Executive actually performed services for the Company during such fiscal year, and the denominator being twelve months) of the Executive's Target Bonus that would have otherwise been payable for the Company's   fiscal   year   in   which   the  effective   date   of Executive's

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termination of employment occurs. Payment of any pro-rated Bonus ("Severance Bonus") shall be payable within five business days following the Release Effective Date; provided, however, if the Executive's Termination Date occurs during the last fifty-nine (59) days of a calendar year, payments pursuant of any such Severance Bonus shall be made during the calendar year following the year in which the Executive's Termination Date occurs. For example, and provided that he otherwise satisfies the terms and conditions of this Agreement, upon the termination of the Executive's employment by the Company without Cause twelve months prior to the expiration of the Initial Employment Term, the Executive shall be entitled to (I) the Accrued Benefits, (II) a Severance Benefit equal to twelve months of Annual Salary continuation through the last day of the Initial Employment Term and (III) a Severance Bonus (to the extent that his is not otherwise entitled to a Bonus for the same period as of the effective date of his termination).

(8) All outstanding Company stock options as of the effective date of such termination of employment, to the extent then vested and exercisable, shall remain exercisable after such termination for a period equal to the lesser of (i) six months following the Release Effective Date, or (ii) the expiration of the original exercise period of such options (not to exceed ten years from the date the option was granted). All restricted stock, performance shares, phantom equity plans, and any other form of equity compensation previously awarded to the Executive and in effect as of the effective date of termination shall vest, if at all, as of such effective date in accordance with the terms and conditions of each respective award agreement and applicable plans, and nothing herein shall entitle Executive to acceleration or other change to such agreements and plans.

(iv)      Termination Without Cause or Resignation for Good Reason Within 24 Months After a Change in Control.

(A)       Upon the termination of the Executive's employment within the 24-month period following a Change in Control either by the Company without Cause pursuant to Section l(e)(iii) or resulting from the Executive's resignation for Good Reason pursuant to Section l(e)(iv), the Executive shall be entitled to receive the Accrued Benefits and a cash payment equal to two times the Executive's Annual Salary as in effect immediately prior to such Termination Date ("CIC Severance Benefit"), payable in equal monthly installments of one-twenty-fourth (1/24) of the CIC Severance Benefit, commencing following the Termination Date; provided, however, that (I) any amounts of the CIC Severance Benefit otherwise payable following the Termination Date and prior to the Release Effective Date shall be made as soon as administratively feasible after the Release Effective Date, and (II) if the Executive's Termination Date  occurs during the last fifty-nine (59) days of a calendar year, payments  of

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such CIC Severance Benefit shall commence in January of the calendar year following the year in which the Executive's Termination Date occurs.

(B)       All outstanding Company stock options as of the effective date of such termination of employment, to the extent not previously vested and exercisable, shall become vested and exercisable upon the Executive's Release Effective Date and shall remain exercisable after such termination for a period equal to the lesser of (i) six months following the Release Effective Date, or (ii) the expiration of the original exercise period of such options (not to exceed ten years). All restricted stock, performance shares, phantom equity plans, and any other form of equity compensation previously awarded to the Executive and in effect as of the effective date of termination shall vest, if at all, as of such effective date in accordance with the terms and conditions of each respective award agreement and applicable plans, and nothing herein shall entitle Executive to acceleration or other change to such agreements and plans.

(v)        Definition of Change in Control. "Change in Control" shall mean the first to occur of the following: (A) any Person becomes the beneficial owner  (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities); (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or (as defined in Rule 13d-3  under  the  Securities  Exchange  Act  of  1934,  as  amended);  or  (D) the

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stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale. For purposes of this definition, "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any subsidiary of the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(vi)      Limitation. Notwithstanding any provision of this Section to the contrary, the Company shall not be obligated to make a payment pursuant to Section I(f)(iv) hereof to the extent that such payment, when combined with other payments made by the Employer with respect to the Executive on account of a Change in Control, would result in the imposition of an excise tax under Code Section 4999. To the extent required by the preceding sentence, the Company shall reduce the amount payable hereunder to the maximum amount, as determined by the Board in its reasonable judgment, that can be paid without resulting in the imposition of an excise tax under Code Section 4999.

(vii)     Death or Disability. Upon termination of the Executive's employment pursuant to Section l(e)(vi), the Executive or the Executive's heirs, estate, personal representative or legal guardian, as appropriate, will be entitled to receive the Accrued Benefits.

(viii)    Timing of Payment and Release. As a condition of receiving from the Company the payments and benefits provided for under this Section 1(f) which the Executive otherwise would not be entitled to receive, the Executive understands and agrees that, within the 60-day period following his Termination Date, he will be required to execute (and not revoke) a release of all claims against the Company in substantially the form attached hereto as Exhibit A (the "Release") as may be modified by the Company in good faith to reflect changes in law or its employment practices. The Executive acknowledges that he has been advised in writing to consult with an attorney prior to executing the Release. The Executive agrees that he will consult with his attorney prior to executing the Release. The Executive and the Company agree that the Executive has a period of seven days following the execution of the Release within which to revoke the Release. The parties also acknowledge and agree that the Release shall not be effective or enforceable until the seven-day revocation period expires. The date on which this seven-day period expires shall be the effective date of the Release

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(the "Release Effective Date"). Except as otherwise provided in this Agreement, the Company shall make all payments required under this Agreement, except to the extent that such payments are to be made over time, within five business days following the Release Effective Date. In the event of a termination for Cause or by reason of the Executive's death, the Company shall make any payments under this Section l(f) within five (5) business days of the Termination Date, except to the extent that such payments are to be made over time or as otherwise provided in this Agreement. The Executive understands that as used in this Section l(f)(iv), the "Company" includes its past, present and future officers, directors, trustees, shareholders, employees, agents, subsidiaries, affiliates, distributors, successors, and assigns, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the Company, and any other person related to the Company. Notwithstanding the preceding provisions, if the Executive exercises his revocation rights under Release or if he does not sign the Release (or such agreement does not become effective) during such 60-day period following his Termination Date, no portion of the payments and benefits provided for under this Section l(f) shall be payable or provided hereunder.

Except as specifically provided in this Section l(f) or required under applicable law, the Executive will not be eligible to receive any salary, bonus or other compensation or benefits described in Section l(d) with respect to any periods after the Termination Date; provided, however, the Executive shall have the right to receive all compensation and benefits to which he is entitled under any benefit plans of the Company to the extent he is fully vested as of the effective date of the termination of the Executive's employment by the Company pursuant to the terms and conditions of such employee benefit plans.

Section 2.         Confidentiality.

For purposes of this Section 2, the term "Company" shall include, in addition to the Company, its affiliates, subsidiaries and any of their respective predecessors, successors and assigns. The term "Company's Business" shall mean the business of the Company as described in the Company's filings with the Securities and Exchange Commission.

(a)        Confidential Information. As used in this Agreement, "Confidential Information" means any and all confidential, proprietary or other information, whether or not originated by the Executive or the Company, which is in any way related to the past or present Company's Business and is either designated as confidential or not generally known by or available to the public. Confidential Information includes, but is not limited to (whether or not reduced to writing or designated as confidential) (i) information regarding the Company's existing and potential customers and vendors; (ii) any contracts (including the existence and contents thereof and parties thereto) to which the Company is a party or is otherwise bound; (iii) information regarding products  and services  being  purchased  or leased  by or  provided to the Company;

(iv) information received by the Company from third parties under an obligation of confidentiality, restricted disclosure or restricted use; (v) personnel and financial information of the Company; (vi) information with respect to the Company's products, services, facilities, business methods, systems, trade secrets, technical know-how, and other intellectual    property;

(vii) marketing and developmental plans and techniques, price and cost data, forecasts and

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forecast assumptions, and potential strategies of the Company; (viii) information about the Company's customers, such as contacts, criteria, requirements, specifications, pricing, or other similar information; and (ix) any other information relating to the Company which was obtained by the Executive in connection with his employment by the Company, whether before, on or after the Effective Date.

(b)        Non-Disclosure and Non-Use of Confidential Information. The Executive acknowledges that the Confidential Information of the Company is a valuable, unique asset of the Company and the Executive's unauthorized use or disclosure thereof would cause irreparable harm to the Company for which no remedy at law could be adequate.  Accordingly,  the Executive agrees that he shall hold all Confidential Information of the Company in strict confidence and solely for the benefit of the Company, and that he shall not, directly or indirectly, disclose or use or authorize any third party to disclose or use any Confidential Information except (i) as required for the performance of the Executive's duties hereunder, (ii) with the express written consent of the Company, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Executive's breach of any of his obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Executive shall cooperate with the Company in attempting to keep such information confidential. The Executive shall follow all Company policies and procedures to protect all Confidential Information and take any additional precautions necessary to preserve and protect the use or disclosure of any Confidential Information at all times.

(c)        Ownership of Confidential Information. The Executive acknowledges and agrees that all Confidential Information is and shall remain the exclusive property of the Company, whether or not prepared in whole or in part by the Executive and whether or not disclosed to or entrusted to the custody of the Executive. Upon the termination or resignation of his employment for any reason, or at any other time at the request of the Company, the Executive shall promptly deliver to the Company all documents, tapes, disks, or other storage media and any other materials, and all copies thereof in whatever form, in the possession or control of the Executive pertaining to the Company's Business, including, but not limited to, any containing Confidential Information.

(d)       Defending Trade Secrets Act Disclosure. Notwithstanding the foregoing, pursuant to the Federal Defending Trade Secrets Act (18 USC§ 1833), an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does disclose the trade secret, except pursuant to court order.

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(e)        Survival. The Executive's obligations set forth in this Section 2, and the Company's rights and remedies with respect hereto, shall indefinitely survive the termination of this Agreement and the Executive's employment by the Company, regardless of the reason therefor.

Section 3.        Restrictive Covenants.

For purposes of this Section 3, the term "Company" shall include, in addition to the Company, its affiliates, subsidiaries and any of their respective predecessors, successors and assigns. The term "Company's Business" shall mean the business of the Company as described in the Company's filings with the Securities and Exchange Commission.

(a)        Non-Competition. During the Restricted Period and within the Restricted Area (each as defined in subsection (c) below), the Executive shall not, directly or indirectly, perform on behalf of any Competitor (as defined in subsection (c) below) the same or similar services as those that the Executive performed for the Company during the Executive's employment by the Company or otherwise. In addition, the Executive shall not, during the Restricted Period and within the Restricted Area, directly or indirectly engage in, own, manage, operate, join, control, lend money or other assistance to, or participate in or be connected with (as an officer, director, member, manager, partner, shareholder, consultant, employee, agent, or otherwise), any Competitor.

(b)        Non-Solicitation. During the Restricted Period, the Executive shall not, directly or indirectly, for himself or on behalf of any Person (as defined in subsection (c) below),

(i)        solicit or attempt to solicit any Customers or Prospective Customers (as those terms are defined in subsection (c) below) (a) with whom the Executive had contact or supervisory duties, for or on behalf of the Company, (b) for whom the Executive provided any services for or on behalf of the Company, or (c) about whom the Executive had access to Confidential Information during the Executive's employment as President and Chief Executive Officer or otherwise by the Company;

(ii)        divert or attempt to divert any business of the Company to any other Person (including to any Competitor);

(iii)      contact, solicit, communicate with or provide services or products for any Customers of the Company for the purpose of (a) diverting or influencing or attempting to divert or influence any business of the Company to a Competitor or

(b)  marketing, selling, promoting, distributing or providing products in competition with the Company;

(iv)       solicit or attempt to solicit for employment, endeavor to entice away from the Company, recruit, hire, or otherwise interfere with the Company's relationship with, any Person who is employed by or otherwise engaged to perform services for the Company (or was employed or otherwise engaged to perform services for

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the Company, as of any given time, within the immediately preceding 24-month period);

(v)        cause or assist, or attempt to cause or assist, any employee or other service provider to leave the Company;

(vi)       cause or assist, or attempt to cause or assist, any supplier to stop doing business (or reduce its business) with the Company; or

(vii)      otherwise interfere in any manner with the employment or business relationships of the Company or the business or operations then being conducted by the Company.

(c)        Definitions.   For purposes of this Section 3, the following definitions have the following meanings:

(i)        "Competitor" means any Person that engages in a business that is the same as, or similar to, the Company's Business.

(ii)       "Customer" means any Person which, as of any given date, used or purchased or contracted to use or purchase any services or products from the Company within the immediately preceding 24-month period.

(iii)      "Person" means any individual, or entity, including any corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization, or any governmental agency, officer, department, commission, board, bureau, or instrumentality thereof.

(iv)      "Prospective Customer" means any individual or entity to whom or with whom the Company has made any proposal or engaged in any communications regarding the sale of any products or services offered in the Company's Business at any point within the twenty-four (24) month period prior to the termination of the Executive's employment relationship with the Company.

(v)        Because the market for the Company's Business is global, and is not dependent upon the physical location or presence of the Company, the Executive, or any individual or entity that may be in violation of this Agreement, because the Company does business with Customers and markets for potential customers globally, and because the Company actively markets through its presence on the Worldwide Web, the Executive acknowledges and agrees that the following definition of "Restricted Area" is both reasonable and necessary to protect the Company's legitimate business interests:

(A)       Within a 100-mile radius of the Company's headquarters;

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(8) within a 100-mile radius of each of Company's manufacturing facilities, including those located in Kokomo, Indiana; Arcadia, Louisiana; and Mountain Home, North Carolina;

(C)       within a 100-mile radius of each of Company's service centers and offices, including those located in Kokomo, Indiana; Laporte, Indiana; Houston, Texas; Arcadia, Louisiana; Windsor, Connecticut; La Mirada, California; Mountain Home, North Carolina; Openshaw, Manchester, United Kingdom; Cergy Pontoise Cedex, France; Singapore; Rescalda (MI), Italy; Lenzburg, Switzerland; Zurich, Switzerland; Shanghai, China; Teynampet, Chennai, India; and Tokyo, Japan.

(D)       within each county or parish in which the Executive has performed services for the Company;

(E)       within each state, commonwealth, territory or province in which the Executive has performed services for the Company;

(F)        within the State(s) of Indiana, Louisiana, North Carolina, Texas, California, and Connecticut;

(G)       within each country in which the Executive has performed services for the Company;

(H)       within each county or parish in which a Customer is located;

(I)        within each state, commonwealth, territory or province in which a Customer is located;

CJ)       within each country in which a Customer is located, including the United States;

(K)      the Worldwide Web;

(L)      within a one-mile radius of each Customer;

(M)     within each county or parish in which a Competitor   is located;

(N)      within each state, commonwealth, territory or province in which a Competitor is located;

(0)        within each country in which a Competitor is located; and/or

(P)        within a one-mile radius of each Competitor.

Both the Company and the Executive consent to the application of the blue pencil doctrine, if necessary, to conform these restrictions to render this Section enforceable.

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(vi)      "Restricted Period" means the period of time during the Executive's employment by the Company plus a period of 24 months from the Termination Date. In the event of a breach of this Agreement by the Executive, the Restricted Period will be extended automatically by the period of the breach.

(d)        Survival. The Executive's obligations set forth in this Section 3, and the Company's rights and remedies with respect thereto, will remain in full force and effect during the Restricted Period and until full resolution of any dispute related to the performance of the Executive's obligations during the Restricted Period.

(e)        Public Company Exception. The prohibitions contained in this Section 3 do not prohibit the Executive's ownership of stock which is publicly traded provided that (i) the investment is passive, (ii) the Executive has no other involvement with the publicly traded company, (iii) the Executive's interest is less than 5% of the shares of the publicly traded company, and (iv) the Executive makes full disclosure to the Company of the purchase of the publicly traded stock at the time that the Executive acquires the shares of stock.

Section 4.        Assignment of Inventions.

Any and all inventions, improvements, discoveries, designs, works of authorship, concepts or ideas, or expressions thereof; whether or not subject to patents, copyrights, trademarks or service mark protections, and whether or not reduced to practice, that are conceived or developed by the Executive while employed with the Company (whether before or after the date hereof) and which relate to or result from the actual or anticipated business, work, research or investigation of the Company (collectively, "Inventions"), shall be the sole and exclusive property of the Company. The Executive shall do all things reasonably requested by the Company to assign to and vest in the Company the entire right, title and interest to any such Inventions and to obtain full protection therefor. Notwithstanding the foregoing, the provisions of this Agreement do not apply to an Invention for which no equipment, supplies, facility, or Confidential Information of the Company was used and which was developed entirely on the Executive's own time, unless (a) the Invention relates (i) to the Company's Business, or (ii) or the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Executive for the Company.

Section 5.        General.

(a)        Reasonableness. The Executive has carefully considered the nature, extent and duration of the restrictions and obligations contained in this Agreement, including, without limitation, the geographical coverage contained in Section 3, and the time periods contained in Section 2 and Section 3, and acknowledges and agrees that such restrictions are fair and reasonable in all respects to protect the legitimate interests of the Company and that these restrictions are designed for the reasonable protection of the Company's Business.

(b)       Remedies. The Executive recognizes that any breach of this Agreement shall cause irreparable injury to the Company, inadequately compensable in monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Executive agrees that the Company shall be able to seek and obtain injunctive

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relief in the form of a temporary restraining order, preliminary injunction, or permanent injunction, against the Executive to enforce this Agreement. The Company shall not be required to demonstrate actual injury or damage to obtain injunctive relief from the courts. To the extent that any damages are calculable resulting from the breach of this Agreement, the Company shall also be entitled to recover damages, including, but not limited to, any lost profits of the Company and/or its affiliates or subsidiaries. For purposes of this Agreement, lost profits of the Company shall be deemed to include all gross revenues resulting from any activity of the Executive in violation of this Agreement and all such revenues shall be held in trust for the benefit of the Company. Any recovery of damages by the Company shall be in addition to and not in lieu of the injunctive relief to which the Company is entitled. In no event will a damage recovery be considered a penalty in liquidated damages. In addition, the Company shall be entitled to recover from Executive all costs, expenses and reasonable attorneys' fees incurred by the company in seeking enforcement of this Agreement or damages for its breach, or in defending any action brought by Executive to challenge or construe the terms of the Agreement. Without limiting the Company's rights under this Section 5(b) or any other remedies of the Company, if a court of competent jurisdiction determines at any stage of the proceedings, including in a temporary restraining order or preliminary injunction, that the Executive breached any of the provisions of Section 2 or Section 3, Company will have the right to cease making any payments or providing any benefits otherwise due to the Executive under the terms and conditions of this Agreement.

(c)        Claims by Executive. The Executive acknowledges and agrees that any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement of the restrictions and covenants set forth in this Agreement and shall not be used to prohibit injunctive relief.

(d)        Amendments. This Agreement may not be modified, amended, or waived in any manner except by an instrument in writing signed by both parties to this Agreement.

(e)        Waiver. The waiver by either party of compliance by the other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver, or a waiver of any subsequent breach by a party of any provision of this Agreement.

(t) Governing Law; Jurisdiction. The laws of the State of Indiana shall govern the validity, performance, enforcement, interpretation, and other aspects of this Agreement, notwithstanding any state's choice of law provisions to the contrary. The parties intend the provisions of this Agreement to supplement, but not displace, their respective obligations and responsibilities under the Indiana Uniform Trade Secrets Act. Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Agreement may be filed in the courts of the State of Indiana or the United States District Court sitting in Indianapolis, Indiana, and the parties hereto expressly waive any and all objections to personal jurisdiction, service of process or venue in connection therewith.

(g)       Complete Agreement; Release. This Agreement constitutes a complete and total integration of the understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous negotiations, commitments, agreements,

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writings, and discussions with respect to the subject matter of this Agreement. The parties agree that the Interim Agreement is terminated and shall be of no further force or effect as of the Effective Date, except as otherwise expressly provided herein.

(h)        Severability. If a court having proper jurisdiction holds a particular provision of this Agreement unenforceable or invalid for any reason, that provision shall be modified only to the extent necessary in the opinion of such court to make it enforceable and valid and the remainder of this Agreement shall be deemed valid and enforceable and shall be enforced to the greatest extent possible under the then existing law. In the event the court determines such modification is not possible, the provision shall be deemed severable and deleted, and all other provisions of this Agreement shall remain unchanged and in full force and effect.

(i)         Enforceability in Jurisdictions. The parties hereto intend to and herby confer jurisdiction to enforce the covenants contained in Section 2 and Section 3 above upon the courts of any state within the geographical scope of such covenants. If the courts of any one or more of such states shall hold any of the previous covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's rights to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(j)        Fair Dealing. The Executive acknowledges that the Company has negotiated this Agreement in good faith and has been fair in its dealing with the Executive. The Executive shall not raise any defense and expressly waives any defense against the Company based upon any alleged breach of good faith or fair dealing by the Company in connection with this Agreement.

(k)        Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same Agreement. Facsimile transmission of the executed version of this Agreement or any counterpart hereof shall have the same force and effect as the original.

(I)        Executive Warranties. The Executive warrants and represents to the Company that the execution and performance of this Agreement does not and shall not violate any express or implied obligations of the Executive to any other person and that all Executive shall inform any prospective employer about the existence of this Agreement before accepting employment by such employer.

(m)      Headings. The heads of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

(n)        Third Party Beneficiaries. The Company's affiliates and subsidiaries are expressly made third party beneficiaries of this Agreement.

(o)        Notices. All notices and other communications required or permitted hereunder shall be in writing (which may include  facsimile  and email)  and shall  be deemed  to have been

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duly given when delivered (if by hand delivery, facsimile or email) or when mailed, certified or registered mail, return receipt requested and postage prepaid: if to the Company, at the e-mail or physical address set forth for the Company on the signature page hereof and, if to the Executive, at the Executive's Company email address or such physical address as shall be used by the Company for payroll records purposes as on file with the Company, or at such other email or physical address as may be expressly specified by the Company or the Executive to be used for purposes of this Agreement by way of notice provided in accordance with this Section 5(o).

(p)        Successors and Assigns. The Executive shall not assign or transfer any of his rights or obligations under this Agreement to any individual or entity. The Company may assign its rights hereunder to any of its affiliates or to any individual or entity who or that shall acquire or succeed to, by operation of law, or otherwise, all or substantially all of the assets of the Company or the Company's Business. All provisions of this Agreement are binding upon, shall inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

(q)        Code Section 409A.

(i)        The parties hereto intend that all benefits and payments to be made to the Executive hereunder will be provided or paid to him in compliance with all applicable provisions of Code Section 409A and the regulations issued thereunder, and the rulings, notices and other guidance issued by the Internal Revenue Service interpreting the same, and this Agreement shall be construed and administered in accordance with such intent. The parties also agree that this Agreement may be modified, as reasonably requested by either party, to the extent necessary to comply with all applicable requirements of, and to avoid the imposition of any additional tax, interest and penalties under, Code Section 409A in connection with, the benefits and payments to be provided or paid to the Executive hereunder. Any such modification shall maintain the original intent and benefit to the Company and the Executive of the applicable provision of this Agreement, to the maximum extent possible without violating Code Section 409A.

(ii)       All payments to be made upon a termination of employment under this Agreement may only be made upon a "separation from service" under Code Section 409A. For purposes of Code Section 409A, the right to receive a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Further, for purposes of the limitations on nonqualified deferred compensation under Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment. In no event may the Executive, directly or indirectly, designate the calendar year of a payment.

(iii)      Severance benefits under this Agreement are intended to be exempt from Code Section 409A under the "separation pay exception," to the maximum extent applicable. Any payments hereunder that qualify for the "short-term deferral" exception or another exception under Code Section 409A shall be paid under the applicable exception.

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(iv)      Notwithstanding the foregoing or anything to the contrary contained in any other provision of this Agreement, if the Executive is a "specified employee at the time of his "separation from service" within the meaning of Code Section 409A, then any payment hereunder designated as being subject to this subsection shall not be made until the first business day after (i) the expiration of six (6) months from the date of his separation from service, or (ii) if earlier, the date of his death (the "Delayed Payment Date"). On the Delayed Payment Date, there shall be paid to the Executive or, if he has died, to his estate, in a single cash lump sum, an amount equal to aggregate amount of the payments delayed pursuant to the preceding sentence. The term "specified employee" shall mean any individual who, at any time during the twelve (12) month period ending on the identification date (as determined by the Company or its delegate), is a specified employee under Code Section 409A, as determined by the Company (or its delegate). The determination of "specified employees," including the number and identity of persons considered "specified employees" and identification date, shall be made by the Company (or its delegate) in accordance with the provisions of sections 416(i) and 409A of the Code.

(v)        All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive's lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

(r)         OPPORTUNITY TO CONSULT COUNSEL. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND HAS BEEN GIVEN ADEQUATE OPPORTUNITY, AND HAS BEEN ENCOURAGED BY THE COMPANY, TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE CONCERNING THE TERMS HEREOF BEFORE EXECUTING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

HAYNES INTERNATIONAL, INC.

/s/ Daniel W. Maudlin
Daniel W. Maudlin
Vice President - Finance, CFO

Address for notices: Haynes International, Inc. 1020 West Park
Avenue Kokomo, IN 46904
Attn: General Counsel Fax: (765) 456-6985
Email: jgunst@haynesintl.com

/s/ Michael L. Shor
Michael L. Shor

EXHIBIT A

FORM OF RELEASE OF ALL CLAIMS

FOR VALUABLE CONSIDERATION, including the payment to the Executive of certain severance benefits, the undersigned Executive hereby makes this Release of All Claims (“Release”) in favor of Haynes International, Inc. (the “Company”) and its agents as set forth herein.

Section 1. In consideration of the release and all of the promises and representations made by the Executive in this Release, the Company will pay and provide such severance and related benefits as set forth in that certain Executive Employment Agreement by and between the Company and the Executive dated September 1, 2018 (the “Employment Agreement”). It is understood and agreed that the severance benefits and other consideration which will be provided to the Executive by the Company pursuant to the Employment Agreement (the “Separation Payment”) are consideration provided to him in addition to anything of value to which he is already entitled.

Section 2. In consideration of the Company’s agreement to the payment of  the  Separation Payment and the other good and valuable consideration indicated herein, the Executive (for himself/ and his/ personal representatives, heirs and assigns) RELEASES AND FOREVER DISCHARGES the Released Parties (as defined below) from any and all claims (including, but not limited to, claims for attorneys’ fees), demands, losses, grievances, damages, injuries (whether personal, emotional or other), agreements, actions, promises or causes of action (known or unknown) which he now has or may later discover or which may hereafter exist against the Released Parties, in connection with or arising directly or indirectly out of or in any way related to any and all matters, transactions, events or other things occurring prior to the date hereof, including all those arising out of or in connection with his employment or former employment with the Company, or arising out of any events, facts or circumstances which either preceded, flowed from or followed the termination of his employment, or which occurred during the course of the Executive’s employment with the Company or incidental thereto or arising out of any other matter or claim of any kind whatsoever and whether pursuant to common law, statute, ordinance, regulation or otherwise. Claims or actions released herein include, but are not limited to, those based on allegations of wrongful discharge, failure to represent, fraud, defamation, promissory estoppel, and/or breach of contract; those alleging discrimination on the basis of race, color, sex, religion, national origin, age, disability or handicap under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (“ADEA”),  the Older Workers Benefit Protection Act (“OWBPA”), the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act (all as amended) or any other federal, state or local law, ordinance, rule or regulation; and those arising under the Employee Retirement Income Security Act of 1974, all as amended (except for qualified retirement or other benefit plans from which the Executive is entitled under the terms of such plans to receive future benefits). The Executive agrees and understands that any claims he may have under the aforementioned statutes or any other federal, state or local law, ordinance, rule, regulation or common law are effectively waived by this Release. No claims under the ADEA arising after the execution of this Release are waived hereby.

Section 3. The parties understand that, as used in this Release, "Released  Parties" means and includes Haynes International, Inc. and its subsidiaries and all of their respective past and present officers, directors, shareholders, employees, trustees, agents, parent companies, subsidiaries, partners, members, affiliates, principals, insurers, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, and each entity's subsidiaries, affiliates, predecessors, successors, and assigns, and all other entities, persons, firms, or corporations liable or who might be claimed to be liable, none of whom admit any liability to the Executive, but all of whom expressly deny any such liability.

Section 4.  The Executive agrees that he will be solely and individually responsible for compensating any attorney(s) for any services they have rendered to or for him in connection with the review of this Release or any other matters whatsoever.

Section 5. In further consideration of the Company's agreement to the provisions and payment of the Separation Payment and other consideration described in Section 1 above, the Executive agrees that he will never assert a legal or equitable action in any state or federal court or in any state or federal agency against the Released Parties or any of them with respect to the matters herein resolved and settled. The Executive further agrees that, if he hereafter institutes an action against any of the Released Parties concerning any of the claims he has released in this Release, except as provided in Section 13, below, he will repay to the Company the full amount of any Separation Payment received and the value of all other benefits received, with legal interest, and will pay the Released Parties for all costs and expenses, including attorneys' fees, incurred by them in defending against such claims.

Section 6. It is understood and agreed that the Released Parties and each of them has denied and continues to deny that it is liable to the Executive on any theory, and that nothing in this Release, including, but not limited to, the payment of the Separation Payment and other valuable consideration described in Section 1 hereof, constitutes an admission by the Released Parties or any of them of any fact, damage or liability to the Executive on any theory.

Section 7.  The Executive hereby certifies that he has returned to the Company all of the Company's property in his possession or control, including but not limited to, any equipment, books, computer software, Blackberry, cellular telephone or similar device, iPad, computer hardware, documents, drawings, memoranda, manuals, and other records. The Executive further agrees that, as a condition of the payment of the Separation Payment and other valuable consideration described in Section 1 hereof, the fact of and terms and provisions of this Release are to remain strictly confidential and shall not be disclosed to any person except the Executive's spouse and legal and/or tax advisor(s), or as required by law or lawfully-issued subpoena. It is further agreed that the Executive will not make any negative or disparaging remarks or comments to any other person and/or entity about the Released Parties. The Executive agrees that, except as provided in Section 13, below, in the event that he or any attorney, agent or representative of his discloses any information to anyone in breach or violation of this Section 7, he will repay to the Company, with legal interest, any Separation Payment paid by it and the value of all other severance benefits provided by it to the Executive. The Executive agrees that he will direct all inquiries from prospective employers or other persons directly to the Chair of the Board of Directors of the Company.

Section 8. The Executive represents and warrants that in the making, negotiation and execution of this Release, he is not relying upon any representation, statement or assertion  of fact  or opinion made by any agent, attorney, executive or representative of the persons, parties or corporations being released herein, and he hereby waives any right to rely upon all  prior  agreements and/or  oral  representations made by any agent, attorney, employee  or representative  of such persons, parties or corporations. The Executive is advised hereby that he has the legal right to consult with an attorney of his choosing prior to executing this Release.

Section 9. The parties stipulate and agree that all clauses and provisions of this Release are distinct and severable, and the Executive understands, and it is his intent, that in the event this Release is ever held to be invalid or unenforceable (in whole or in part) as to any particular type of claim or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances. As to any actions or claims that would not be released because of the invalidity or unenforceability of this Release, the Executive understands and agrees that, except as provided in Section 13, below, if he asserts or brings any such actions or claims against the Released Parties, or any of them, he must repay to the Company the Separation Payment paid to him, with legal interest, along with the value of the other benefits provided, and that the repayment of the Separation Payment paid and the value of the other severance benefits and consideration given pursuant to the Employment Agreement and Section 1 above, with legal interest, is a prerequisite to asserting or bringing any such actions or claims.

Section 10.    This Release contains the entire agreement of the parties and supersedes    all previous negotiations, whether written or oral. This Release may be changed only by an instrument in writing signed by the party against whom the charge, waiver, modification, extension or discharge is sought.

Section 11. This Release shall inure to the benefit of, may be enforced by, and shall be binding on the parties and their heirs, executors, administrators, personal representatives, assigns and successors in interest. It is understood and agreed that no breach of this Release shall be cause to set it aside or to revive any of the claims being released herein.

Section 12. In the event of any dispute about this Release, the laws of the State of Indiana shall govern the validity, performance, enforcement, and all other aspects of this Release.

Section 13. The Executive and the Company agree that by executing this Agreement, and pursuant to Section 2 hereof, the Executive has waived any claim (administrative or otherwise) he may have under, among other things, the ADEA and OWBPA. If the Executive files a charge alleging a violation of the ADEA and/or OWPBA with any administrative agency or challenges the validity of this waiver and release of any claim he/ might have had under the ADEA and/or OWBPA, he will not be required to repay to the Company the Separation Payment or other benefits and consideration provided by it pursuant to the Employment Agreement and Section 1 of this Agreement, or pay to the Company any other monetary amounts (such as attorneys' fees and/or damages), as a condition precedent to filing such a claim. This Release is not to be interpreted by either party or by any third party as an effort to interfere with the protected right to file a charge or participate in an investigation or proceeding under state or federal law.

Section 14.   The Executive represents that he:  has read this Release; has been advised in writing to consult with, and review this Release with, an attorney of his choosing before executing it; fully understands each and every provision of this Release; and has voluntarily, on his own accord, signed this Release. The Executive acknowledges that, in entering into this Release in return for the Separation Payment and the other good and valuable consideration described in Section 1 above, he is giving up current and possible future administrative and/or legal claims.

Section 15. The parties hereby acknowledge and agree that the Executive will have 21 calendar days to review this Release and that this Release may be revoked by the Executive within 7 calendar days after he signs it. This Release shall not be effective or enforceable until the 7 calendar-day revocation period has expired. Furthermore, the offer to make the Separation Payment to the Executive and provide the other benefits and consideration described in Section 1, shall expire and be deemed automatically withdrawn by the Company if not accepted and this Release signed within 21 calendar days.

IN WITNESS WHEREOF, the parties have executed this Release as of the date(s) set forth below.

MICHAEL L. SHOR	HAYNES INTERNATIONAL, INC.

By:
Signature		Signature

Printed		Printed

Date		Date